Exhibit 107

Calculation of Filing Fee Tables

S-3
(Form Type)

Pacific Biosciences of California, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	457(c)	8,988,391(3)	$8.36(4)	$75,142,948.80	$147.60 per $1,000,000	$11,091.10

	Total Offering Amounts					$75,142,948.80		$11,091.10
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$11,091.10

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock of the registrant.

(2)	The registration fee of $11,091.10 is calculated in accordance with Rule 457(r) under the Securities Act.

(3)	Represents 8,988,391 shares of Common Stock being offered for resale by the selling stockholders in this registration statement that were issued upon the achievement of the milestone event set forth in the Agreement and Plan of Merger and Plan of Reorganization, dated July 19, 2021, by and between the registrant, Apollo Acquisition Corp, Apollo Acquisition Sub, LLC, Omniome, Inc. and Shareholder Representative Services LLC, as the Securityholder Representative (the “Merger Agreement”).

(4)	Estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low sale prices of the common stock of the registrant as reported on The Nasdaq Global Select Market on September 28, 2023.